UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 23, 2022

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INTERNATIONAL BALER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14443	13-2842056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Rio Grande Avenue, Jacksonville, FL	32254
(Address of principal executive offices)	(Zip Code)

(904) 358-3812

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value per share	IBAL	Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01. Entry into a Material Definitive Agreement. Agreement and Plan of Merger

On March 23, 2022, International Baler Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Avis Industrial Corporation, an Indiana corporation (“Parent”), and AIC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub,” and, together with Parent, the “Acquiring Parties”). Parent owns approximately 81.1% of the issued and outstanding Shares (as defined below) of the Company.

Tender Offer

Subject to the terms and conditions of the Merger Agreement, Merger Sub will begin a tender offer (the “Offer”) as promptly as reasonably practicable after the date of the Merger Agreement, to purchase all of the outstanding shares of common stock of the Company, $0.01 par value per share (the “Shares”), at a price of $1.74 per Share (the “Offer Price”), net to the seller in cash without interest thereon and subject to any withholding of taxes. The Offer will initially remain open for 20 business days after the Offer begins, subject to extension under certain circumstances specified in the Merger Agreement (“Expiration Date”).

The obligation of Merger Sub to consummate the Offer is subject to the satisfaction or waiver of a number of conditions set forth in Annex A to the Merger Agreement, including: (i) the absence of any injunction or order which makes it illegal or otherwise prohibits consummation of the Offer, the Merger (as defined below) or the transactions contemplated thereby, (ii)  the accuracy of the Company’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement; (iii) compliance by Company in all material respects with its obligations under the Merger Agreement, and (iv) those other conditions set forth in Annex A to the Merger Agreement (the “Offer Conditions”).

Subject to the satisfaction or waiver by Merger Sub or Parent of the Offer Conditions, Merger Sub will promptly after the Expiration Date accept for payment all Shares tendered (and not validly withdrawn) under the Offer and promptly thereafter pay for such Shares. The Acquiring Parties have informed the Company that they intend to fund the payment of the aggregate purchase price with cash on hand. The Offer is not subject to a financing condition.

Merger

The Merger is subject to a non-waivable condition that there will have been validly tendered (and not validly withdrawn) a number of Shares greater than 50% of the outstanding Shares not owned by Parent and its subsidiaries (the “Unaffiliated Stockholders”) immediately before the expiration of the Offer (the “Minimum Tender Condition”) and is subject to the satisfaction or waiver of certain other merger conditions.

The Merger Agreement provides that, subject to the Minimum Tender Condition and following the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Merger will be governed by Section 253 of the General Corporation Law of the State of Delaware. As a result, no stockholder vote will be required to consummate the Merger.

At the effective time of the Merger (the “Effective Time”), (i) each Share owned by the Company as treasury stock or owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent will be cancelled for no consideration and (ii) each other Share outstanding immediately before the Effective Time (other than Shares for which appraisal rights have been properly demanded and not withdrawn or lost) will be cancelled and converted into the right to receive, upon their surrender, an amount equal to the Offer Price, without interest thereon and subject to any withholding of taxes (the “Merger Consideration”). The Acquiring Parties have informed the Company that they intend to fund the payment of the aggregate Merger Consideration with cash on hand. The Merger is not subject to a financing condition.

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Tender Offer Closing, regardless of Minimum Tender Condition

Regardless of whether the Minimum Tender Condition is satisfied, and subject to the satisfaction or waiver by Merger Sub or Parent of the Offer Conditions, Merger Sub will promptly after the Expiration Date of the Offer accept for payment all Shares tendered (and not validly withdrawn) under the Offer and promptly thereafter pay for such Shares.

Special Committee and Board Approval of the  Merger Agreement

On March 23, 2022, a special committee (the “Special Committee”) consisting the sole independent and disinterested member of the Company’s Board of Directors (the “Board”) (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable, fair to, and in the best interests of, the Company and the Unaffiliated Stockholders; (b) recommended that the Unaffiliated Stockholders accept the Offer and tender their Shares to Merger Sub pursuant to the Offer; and (c) recommended that the Board take the actions described below.

On March 23, 2022, the Board, acting upon the recommendation of the Special Committee, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders, (ii) approved and adopted the Merger Agreement and declared it advisable for the Company to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Offer and the Merger, (iii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger, and (iv) recommended that the stockholders of the Company accept the Offer and tender their Shares to Merger Sub pursuant to the Offer, in each case, on the terms and subject to the conditions set forth in the Merger Agreement.

Representations, Warranties and Covenants

The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature, including covenants regarding the operation of the Company’s business before the Effective Time.

The Company is restricted by the Merger Agreement from soliciting third-party proposals relating to alternative transactions and, subject to certain exceptions to permit the Board to comply with its fiduciary duties, from providing information and entering into discussions in connection with alternative transactions. Prior to the acceptance time of the Offer, under specified circumstances, the Board (upon recommendation of the Special Committee) may change its recommendation to the Company’s stockholders regarding the Offer in response to a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement may be terminated by the Company or Parent under certain circumstances set forth in the Merger Agreement, including subject to certain limitations, if the Offer has not concluded by May 31, 2022.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement, may be subject to qualifications and limitations agreed upon by such parties and were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to investors. Accordingly, investors should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

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Additional Information and Where to Find It

In connection with the proposed Merger, Merger Sub will commence a tender offer for the outstanding shares of common stock of the Company. The tender offer has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of common stock of the Company, nor is it a substitute for the tender offer materials that Parent and Merger Sub will file with the Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Parent and Merger Sub, a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by the Company, and a Schedule 13E-3 transaction statement will be filed by the Company and certain other persons, including Parent. The offer to purchase Shares will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT, THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER AND THE SCHEDULE 13E-3 TRANSACTION STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of these materials (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the exchange agent for the tender offer which will be named in the tender offer statement. Copies of the Company’s filings with the SEC may be obtained free of charge at the “Corporate Information” section of the Company’s website at www.intl-baler.com. or by directing a request to: International Baler Corporation, 5400 Rio Grande Avenue, Jacksonville, Florida 32254 by telephone at (904) 358-3812.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are “forward-looking statements.” These statements relate to future events or and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” and variations of those words. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including among others: (i) whether the Offer conditions will be satisfied; (ii) whether the Minimum Tender Condition will be satisfied, so the Company can effectuate the Merger; (iii) the possibility that it may be more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; and (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement.

 Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger dated March 23, 2022 by and among International Baler Corporation, Avis Industrial Corporation, and AIC Merger Sub, Inc.
104	Cover Page Interactive Data File (embedded within the inline XBRL document

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BALER CORPORATION

Date: March 25, 2022	By: /s/ Roger Griffin
Name: D. Roger Griffin
Title: President and Chief Executive Officer

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